Exhibit 99.1

FOR IMMEDIATE RELEASE

Lam Research Corporation Contact:
Kathleen Bela, Investor Relations, phone: 510/572-4566, e-mail: kathleen.bela@lamrc.com

Lam Research Corporation Announces Earnings for the Quarter Ended December 28, 2003

FREMONT, Calif., January 21, 2004—Lam Research Corporation (Nasdaq: LRCX) today announced earnings for the quarter ended December 28, 2003. Revenue for the period was $191.5 million, and net income was $6.4 million, or $0.05 per diluted share, compared to revenue of $183.7 million and net income of $4.8 million, or $0.04 per diluted share, for the September 2003 quarter. Gross margin and operating expenses for the December 2003 quarter were $87.2 million and $79.2 million, respectively.

The Company believes the presentation of ongoing results, which excludes certain special items, is useful for analyzing the business because it enables comparisons for ongoing operations by removing the effects of expense recognition connected with its outsourcing strategy and consolidation. Tables that provide reconciliations of ongoing results to results under U.S. Generally Accepted Accounting Principles (GAAP) are included.

Ongoing net income for the December 2003 quarter was $10.0 million, or $0.07 per diluted share, versus ongoing net income of $5.4 million, or $0.04 per diluted share for the previous quarter. Ongoing gross margin for the December 2003 quarter was $86.1 million, or 45 percent of revenue, representing a sequential improvement of 2.4 percentage points. Improved utilization of factory resources and assets was the major contributor to the stronger gross margin performance.

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Lam Announces Earnings for the December 2003 Quarter	Page 2 of 6

New orders of approximately $271 million grew 28% over the prior quarter, accelerating the positive momentum started early in the calendar year and yielding an ending backlog of $375 million. The geographic distribution of new orders as well as revenue is shown in the following table:

Region	New Orders	Revenue

North America	9%	20%
Europe	20%	17%
Japan	20%	12%
Asia Pacific	51%	51%

Total cash (cash equivalents, short-term investments, and restricted cash) increased by $61.5 million to $704.5 million at the end of the December quarter. Focus on efficient use of working capital, including accounts receivable and inventory, supplemented the $31 million received from the exercise of employee stock options. Deferred revenue and profit were $47.6 million and $29.0 million, respectively at quarter end.

“I am pleased with the results for the December quarter,” stated James W. Bagley, Lam’s chairman and chief executive officer. “The Company’s performance during the quarter reflects the inherent benefits of our new business model, and underscores the strength in our market position. New orders were higher than previously expected, and the business environment continues to be robust for Lam. Clearly, industry fundamentals have improved, and we are pleased that our flagship product set, the 2300TM Etch Series, is the first choice for many of the world’s largest semiconductor makers,” Bagley concluded.

Statements made in this press release which are not statements of historical fact are forward-looking statements and are subject to the safe harbor provisions created by the Private Securities Litigation Reform Act of 1995. Such forward-looking statements relate, but are not limited, to the benefits of the Company’s business model, future market conditions (including the strength of the Company’s market position, the business environment and industry fundamentals), and the prospective momentum of orders for Lam’s equipment.

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Lam Announces Earnings for the December 2003 Quarter	Page 3 of 6

Such statements are based on current expectations and are subject to uncertainties and changes in condition, significance, value and effect as well as other risks detailed in documents filed with the Securities and Exchange Commission, including specifically the reports on Form 10-K for the year ended June 29, 2003, and the Form 10-Q for the quarter ended September 28, 2003, which could cause actual results to vary from expectations. The Company undertakes no obligation to update the information or statements made in this press release.

Lam Research Corporation is a leading supplier of wafer processing equipment and services to the worldwide semiconductor manufacturing industry. The Company’s common stock trades on the Nasdaq National Market under the symbol “LRCX.” Lam’s World Wide Web address is http://www.lamrc.com.

Consolidated Financial Tables to Follow

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Lam Announces Earnings for the December 2003 Quarter	Page 4 of 6

Reconciliation of U.S. GAAP Net Income to Ongoing Net Income
(in thousands, except per share data and percentages)

	Three Months Ended

	December 28,	September 28,
	2003	2003

U.S. GAAP net income	$6,391	$4,786
Pre-tax restructuring recoveries - cost of goods sold	(1,079)	(250)
Pre-tax net restructuring charges - operating expenses	5,948	1,062
Tax benefit on net restructuring charges	(1,217)	(203)

Ongoing net income	$10,043	$5,395

Ongoing net income per diluted share	$0.07	$0.04

Number of shares used for diluted per share calculation	139,658	134,886
Income tax rate	25%	25%

Reconciliation of U.S. GAAP Gross Margin, Operating Expenses and Operating Income to
Ongoing Gross Margin, Operating Expenses and Operating Income
(in thousands)

	Three Months Ended

	December 28,	September 28,
	2003	2003

U.S. GAAP gross margin	$87,215	$78,518
Restructuring recoveries - cost of goods sold	(1,079)	(250)

Ongoing gross margin	$86,136	$78,268

U.S. GAAP operating expenses	$79,167	$73,581
Net restructuring charges - operating expenses	(5,948)	(1,062)

Ongoing operating expenses	$73,219	$72,519

Ongoing operating income	$12,917	$5,749

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Lam Announces Earnings for the December 2003 Quarter	Page 5 of 6

LAM RESEARCH CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data and percentages)
(unaudited)

	Three Months Ended			Six Months Ended

	December 28,	September 28,	December 29,	December 28,	December 29,
	2003	2003	2002	2003	2002

Total revenue	$191,508	$183,738	$184,569	$375,246	$382,089
Cost of goods sold	105,372	105,470	112,380	210,842	230,906
Cost of goods sold - restructuring recoveries	(1,079)	(250)	(301)	(1,329)	(301)

Total cost of goods sold	104,293	105,220	112,079	209,513	230,605

Gross margin	87,215	78,518	72,490	165,733	151,484
Gross margin as a percent of revenue	45.5%	42.7%	39.3%	44.2%	39.6%

Research and development	39,078	38,526	39,739	77,604	81,121
Selling, general and administrative	34,141	33,993	31,715	68,134	65,074
Restructuring charges, net	5,948	1,062	2,053	7,010	2,053

Total operating expenses	79,167	73,581	73,507	152,748	148,248
Operating income (loss)	8,048	4,937	(1,017)	12,985	3,236
Other income (expense):
Loss on equity derivative contracts in Company stock	—	—	—	—	(16,407)
Other income, net	473	1,444	2,989	1,917	2,327

Income (loss) before income taxes	8,521	6,381	1,972	14,902	(10,844)
Income tax expense	2,130	1,595	493	3,725	1,391

Net income (loss)	$6,391	$4,786	$1,479	$11,177	$(12,235)

Net income (loss) per share:
Basic	$0.05	$0.04	$0.01	$0.09	$(0.10)

Diluted (1)	$0.05	$0.04	$0.01	$0.08	$(0.10)

Number of shares used in per share calculations:
Basic	131,020	128,351	125,411	129,688	126,171

Diluted (1)	139,658	134,886	128,537	137,502	126,171

(1)  For the three and six-month periods ended December 28, 2003, and the three-month period ended September 28, 2003, diluted net income per share includes the assumed exercise of employee stock options and outstanding warrant, but excludes the assumed conversion of the convertible subordinated 4% notes because the effect would have been antidilutive. For the three-month period ended December 29, 2002, diluted net income per share includes the assumed exercise of employee stock options, but excludes the assumed exercise of the outstanding warrant and conversion of the convertible subordinated 4% notes because the effect would have been antidilutive. Outstanding options, warrant, and convertible subordinated 4% and 5% notes for the six-month period ended December 29, 2002, are excluded from the computations of diluted net loss per share because the effects would have been antidilutive due to the net loss for the period.

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Lam Announces Earnings for the December 2003 Quarter	Page 6 of 6

LAM RESEARCH CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)

	December 28,	September 28,	June 29,
	2003	2003	2003
	(unaudited)	(unaudited)	(1)

Assets:
Cash, cash equivalents and short-term investments	$586,009	$524,472	$507,413
Accounts receivable, net	114,811	113,975	107,602
Inventories	98,836	102,274	112,016
Other current assets	142,817	151,331	145,745

Total current assets	942,473	892,052	872,776
Property and equipment, net	40,067	43,371	48,771
Restricted cash	118,468	118,468	118,468
Other assets	146,896	152,211	158,260

Total assets	$1,247,904	$1,206,102	$1,198,275

Liabilities and stockholders’ equity:
Other current liabilities	$209,093	$203,680	$216,982

Total current liabilities	209,093	203,680	216,982
Long-term debt and other liabilities	322,555	325,239	332,209
Stockholders’ equity	716,256	677,183	649,084

Total liabilities and stockholders’ equity	$1,247,904	$1,206,102	$1,198,275

(1)  Derived from audited financial statements